                                                                     EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                    (In thousands, except per share amounts)

                                         Three Months Ended   Six Months Ended
                                              June 30             June 30
                                           1996      1995      1996      1995
                                           ----      ----      ----      ----


- -------------------------------------------------------------------------------
Primary Earnings Per Share (a)
- -------------------------------------


  Income from continuing operations      $ 17,770  $  3,540  $ 24,961  $  9,494
  Income from discontinued operations        -       19,936      -       22,542
                                         --------  --------  --------  --------
  Net income                             $ 17,770  $ 23,476  $ 24,961  $ 32,036
                                         ========  ========  ========  ========

  Average number of shares outstanding     45,295    45,513    45,300    45,578
                                         ========  ========  ========  ========

  Primary earnings per share from
          continuing operations          $   0.39  $   0.08  $   0.55  $   0.21
  Primary earnings per share from
          discontinued operations            -         0.43      -         0.49
                                         --------  --------  --------  --------
  Primary earnings per share             $   0.39  $   0.51  $   0.55  $   0.70
                                         ========  ========  ========  ========

Fully Diluted Earnings Per Share
- -------------------------------------

  Income from continuing operations      $ 17,770  $  3,540  $ 24,961  $  9,494
  Income from discontinued operations        -       19,936      -       22,542
                                         --------  --------  --------  --------

  Net income                             $ 17,770  $ 23,476  $ 24,961  $ 32,036
                                         ========  ========  ========  ========

  Average number of shares outstanding     45,295    45,513    45,300    45,578
  Effect of assumed exercise of
     outstanding stock options                 38         9        48         9
                                         --------  --------  --------  --------

  Average number of shares outstanding
     after assumed exercise of
     outstanding stock options             45,333    45,522    45,348    45,587
                                         ========  ========  ========  ========

  Fully diluted earnings per share from
          continuing operations          $   0.39  $   0.08  $   0.55  $   0.21
  Fully diluted earnings per share from
          discontinued operations            -         0.43      -         0.49
                                         --------  --------  --------  --------

  Fully diluted earnings per share       $   0.39  $   0.51  $   0.55  $   0.70
                                         ========  ========  ========  ========


(a) The computations of primary earnings per share do not include the effects of assumed exercises of employee stock options because such effects were immaterial for both years.


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